Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2001, relating to the financial statements of iBEAM Broadcasting Corporation, which appears in iBEAM Broadcasting Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

San Jose, California
May 22, 2001


                                       9